Exhibit 99.1

PRESS RELEASE

February 21, 2007

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-8491 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports Record 2006 Year-End Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three and twelve months ended December 31, 2006.

Net income rose 15.0% for the twelve months ended December 31, 2006 to $5,582,000 or $2.05 per diluted share, which compares to net income for the year ended December 31, 2005 of $4,853,000 or $2.37 per diluted share.

For the three months ended December 31, 2006, net income rose 8.4% to $1,374,000, or $0.47 per diluted share, which compares to net income for the three months ended December 31, 2005 of $1,268,000 or $0.62 per diluted share.

The Company successfully sold an additional 862,500 shares of common equity in late March 2006 for $26.5 million to support ECB’s various strategic initiatives for expansion and growth over the next several years. The full impact of the sale of these shares on the Company’s earnings per share (basic and diluted) is reflected in the 2006 fourth quarter and fiscal year end results.

Other financial highlights include:

•

Net interest income rose 9.2% to $20,697,000 in the twelve months ended December 31, 2006 from $18,952,000 a year ago. For the 2006 fourth quarter, net interest income rose 3.5% to $5,163,000 compared to $4,986,000 for the fourth quarter of 2005.

-MORE-

•	Consolidated assets increased 13.9% to $624,070,000 at December 31, 2006 from $547,686,000 at December 31, 2005.

•	Loans increased 8.1% to $417,943,000 at December 31, 2006 from $386,786,000 at December 31, 2005.

•	Deposits increased 10.1% to $512,249,000 at December 31, 2006 from $465,208,000 at December 31, 2005.

•

Non-interest income decreased 0.7% to $6,183,000 for the year ended December 31, 2006. For the 2006 fourth quarter, non-interest income decreased 15.9% to $1,566,000 from the 2005 fourth quarter. The Company sold its credit card portfolio in the fourth quarter of 2005 and realized a gain of $375,000 in that quarter.

•	Declared quarterly dividend of $0.17 per share, or $0.68 per share on an annualized basis, representing a 6.3% increase over our 2005 annualized dividend.

Arthur H. Keeney III, President and CEO stated: “We are pleased to report that 2006 was another good year for ECB Bancorp, Inc., however, our net interest earnings were challenged throughout 2006. Interest rates rose significantly, loan demand softened, and we experienced a modest slowdown in the generation of deposits in our markets. While short term rates have remained high, variable rate loans have not repriced since late June when the Federal Reserve Board last increased short term rates. These together have resulted in continued pressure on our net interest margin. We see this continuing into 2007.

Mr. Keeney continued: “Nevertheless, asset quality remains a top priority and our loan portfolio continues to be in excellent shape. For the year, net loan charge-offs were 0.01% of average loans and non-performing loans represent only 0.04% of total loans at December 31, 2006. We believe these loan portfolio quality statistics will keep us above our peer averages.

“We currently have two additional branches under construction in the rapidly expanding community of Greenville, NC which will give us four locations when they open later in 2007. We have also recently completed the acquisition of properties in fast growing Brunswick County, NC and will soon begin converting an existing loan production office in Ocean Isle Beach, NC (Brunswick County) to a full-service branch. In addition, we are currently in the planning stages to bring branches on stream over the next several years on properties we have acquired in Currituck County, Craven County, New Hanover County and Onslow County.

Looking ahead, we remain optimistic that 2007 will be another good year for ECB notwithstanding the possible continued impact of the economic issues touched on earlier. We will continue to focus on organic growth, and we are committed to the goals of high asset quality, strong capital and profitability which are all designed to leverage the ECB reputation and build long-term shareholder value. We are confident we have the strategy, the management and the people to meet the new challenges.”

-MORE-

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices covering eastern NC from Currituck to Wilmington and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, and changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

# # #

See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2006 and 2005

(Dollars in thousands, except per share data)

	December 31, 2006	December 31, 2005*
	(unaudited)
Assets
Non-interest bearing deposits and cash	$15,591	$17,927
Interest bearing deposits	891	912
Overnight investments	23,575	—

Total cash and cash equivalents	40,057	18,839

Investment securities
Available-for-sale, at market value (cost of $128,005 and
$107,084 at December 31, 2006 and 2005, respectively)	125,860	104,723

Loans	417,943	386,786
Allowance for loan losses	(4,725)	(4,650)

Loans, net	413,218	382,136

Real estate and repossessions acquired in settlement of loans, net	240	—
Federal Home Loan Bank common stock, at cost	1,229	1,948
Bank premises and equipment, net	23,042	18,859
Accrued interest receivable	4,619	3,562
Bank owned life insurance	7,741	7,436
Other assets	8,064	10,183

Total	$624,070	$547,686

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$96,890	$98,890
Demand, interest bearing	94,569	94,423
Savings	19,809	22,818
Time	300,981	249,077

Total deposits	512,249	465,208

Accrued interest payable	2,363	1,524
Short-term borrowings	31,105	23,598
Long-term obligations	10,310	18,310
Other liabilities	5,250	4,481

Total liabilities	561,277	513,121

Shareholders’ equity
Common stock, par value $3.50 per share, authorized
10,000,000 shares; issued and outstanding 2,902,242 at
December 31, 2006 and 2,040,042 at December 31, 2005	10,119	7,140
Capital surplus	26,680	5,408
Retained earnings	27,333	23,724
Deferred compensation - restricted stock	—	(255)
Accumulated other comprehensive loss	(1,339)	(1,452)

Total shareholders’ equity	62,793	34,565

Total	$624,070	$547,686

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For three and nine months ended December 31, 2006 and 2005

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$8,354	$6,831	$31,277	$24,012
Interest on investment securities:
Interest exempt from federal income taxes	293	274	1,088	1,135
Taxable interest income	1,093	814	3,598	3,104
Dividend income	—	—	—	37
FHLB stock dividends	26	17	126	74
Other Interest	227	53	497	241

Total interest income	9,993	7,989	36,586	28,603

Interest expense:
Deposits:
Demand accounts	353	163	1,254	536
Savings	26	29	109	116
Time	3,610	2,304	12,007	6,992
Short-term borrowings	388	125	765	468
Long-term obligations	453	382	1,754	1,539

Total interest expense	4,830	3,003	15,889	9,651

Net interest income	5,163	4,986	20,697	18,952
Provision for loan losses	(99)	417	351	757

Net interest income after provision for loan losses	5,262	4,569	20,346	18,195

Noninterest income:
Service charges on deposit accounts	758	852	3,027	3,323
Other service charges and fees	565	534	2,377	2,057
Net gain on sale of securities	—	17	—	107
Income from investment in SBIC’s	140	—	375	—
Income from bank owned life insurance	78	65	305	255
Gain on sale of credit card portfolio	—	375	—	375
Other operating income	25	19	99	108

Total noninterest income	1,566	1,862	6,183	6,225

Noninterest expenses:
Salaries	1,990	1,689	7,509	6,651
Retirement and other employee benefits	740	648	2,753	2,624
Occupancy	403	498	1,621	1,559
Equipment	435	402	1,727	1,701
Professional fees	199	84	356	469
Supplies	105	78	341	330
Telephone	136	111	506	497
Postage	51	63	218	220
Other operating expenses	979	1,003	3,506	3,414

Total noninterest expenses	5,038	4,576	18,537	17,465

Income before income taxes	1,790	1,855	7,992	6,955
Income taxes	416	587	2,410	2,102

Net Income	$1,374	$1,268	$5,582	$4,853

Net income per share – basic	$0.48	$0.63	$2.07	$2.41

Net income per share – diluted	$0.47	$0.62	$2.05	$2.37

Weighted average shares outstanding - basic	2,886,459	2,014,874	2,700,663	2,014,879

Weighted average shares outstanding - diluted	2,910,743	2,047,098	2,724,717	2,046,129

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (unaudited)

(Dollars in thousands, except per share data)

	12/31/06	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Income Statement Data:
Interest income	$9,993	$9,367	$8,929	$8,297	$7,989
Interest expense	4,830	3,962	3,667	3,430	3,003

Net interest income	5,163	5,405	5,262	4,867	4,986
Provision for loan losses	(99)	50	200	200	417
Net after provision expense	5,262	5,355	5,062	4,667	4,569
Noninterest income	1,566	1,753	1,549	1,315	1,862
Noninterest expense	5,038	4,591	4,506	4,402	4,576
Income before income taxes	1,790	2,517	2,105	1,580	1,856
Income taxes	416	822	690	482	587

Net income	$1,374	$1,695	$1,415	$1,098	$1,268

Per Share Data and Shares Outstanding:
Net income – basic	$0.48	$0.59	$0.49	$0.51	$0.63
Net income – diluted	0.47	0.58	0.49	0.51	0.62
Cash dividends	0.17	0.17	0.17	0.17	0.16
Book value at period end	21.64	21.28	20.45	20.43	16.94
Dividend payout ratio	35.42%	28.81%	34.69%	33.33%	25.40%
Weighted-average number of common shares outstanding:
Basic	2,886,459	2,886,440	2,885,988	2,133,275	2,014,874
Diluted	2,910,743	2,910,721	2,910,804	2,150,583	2,045,044
Shares outstanding at period end	2,902,242	2,902,242	2,902,242	2,902,542	2,040,042

Balance Sheet data:
Total assets	$624,070	$599,534	$579,137	$581,771	$547,686
Loans - gross	417,943	422,975	413,432	394,986	386,786
Allowance for loan losses	4,725	4,858	4,999	4,852	4,650
Investments	125,860	114,449	104,672	104,241	104,723
Interest earning assets	569,498	547,431	520,851	526,576	494,369
Premises and equipment, net	23,042	21,181	21,452	19,509	18,859
Total deposits	512,249	474,232	478,254	482,487	465,208
Short-term borrowings	31,105	46,184	17,052	16,238	23,598
Long-term obligations	10,310	10,310	18,310	18,310	18,310
Shareholders’ equity	62,793	61,773	59,340	59,286	34,565

Selected Performance Ratios: (annualized) :
Return on average assets	0.89%	1.16%	0.99%	0.79%	0.93%
Return on average shareholders’ equity	8.83%	11.16%	9.54%	11.51%	14.72%
Net interest margin	3.77%	4.21%	4.19%	4.06%	4.16%
Efficiency ratio	72.81%	62.64%	64.41%	69.30%	65.17%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.04%	0.04%	0.12%	0.02%	0.02%
Allowance for loan losses to period-end loans	1.13%	1.15%	1.21%	1.23%	1.20%
Allowance for loan losses to nonperforming loans	2,568%	2,570%	1,013%	7,960%	7,154%
Net charge-offs (recoveries) to average loans (annualized)	0.03%	(0.05%)	0.05%	0.00%	0.23%

Capital Ratios:
Equity-to-assets ratio	10.06%	10.30%	10.25%	10.19%	6.31%
Leverage Capital ratio	12.05%	12.66%	12.54%	12.69%	8.43%
Tier 1 Capital ratio	15.08%	14.94%	15.12%	15.46%	10.32%
Total Capital ratio	16.04%	15.94%	16.17%	16.51%	11.36%

# # #